EXHIBIT 11

Southampton Partners, Inc.

EPS Calculations for period December 31, 2000 to March 31, 2001

Basic                    ($.012)

Diluted                  ($.012)

EPS Calculations for period December 31, 2000 to June 30, 2001

Basic                    ($.012)

Diluted                  ($.012)